Exhibit 4.7

AMENDMENT NO. 3 TO

SENIOR SUBORDINATED SECURED NOTE AND
WARRANT PURCHASE AGREEMENT

This Amendment No. 3 effective as of September 30, 2004 (this “Amendment No. 3”) amends that certain Senior Subordinated Secured Note and Warrant Purchase Agreement dated as of November 26, 2002 (as so amended and in effect from time to time, the “Purchase Agreement”), by and among SoftBrands, Inc., a Delaware corporation (the “Company”), its Significant Subsidiaries (as defined in the Purchase Agreement) (collectively, the “Borrowers”) and Capital Resource Partners IV, L.P. (the “Purchaser”).

1.             Amendment of the Purchase Agreement.

1.01.       Section 7.01(o)(i) and Section 7.01(o)(ii) of the Purchase Agreement shall be amended such that they shall read in their entirety as follows:

“(i)          Minimum EBITDA.  Commencing with and including the fiscal quarter ending December 31, 2004, the Company will maintain, on a consolidated basis, measured at the end of each fiscal quarter, EBITDA for the previous twelve (12) months of not less than those amounts set forth next to the corresponding fiscal quarters set forth on Schedule 7.01(o)(i) attached hereto; provided, that (a) for the quarter ending December 31, 2004 EBITDA for the previous (3) months shall be measured; (b) for the quarter ending March 31, 2005 EBITDA for the previous six (6) months shall be measured and (c) for the quarter ending June 30, 2005 EBITDA for the previous nine (9) months shall be measured.

(ii)           Fixed Charge Coverage Ratio.  Commencing on and including the fiscal quarter ending December 31, 2004, the Company will maintain, on a consolidated basis, measured at the end of each fiscal quarter, a Fixed Charge Coverage Ratio for the previous twelve (12) months of not less than the amounts set forth next to the corresponding fiscal quarters set forth on Schedule 7.01(o)(ii) attached hereto; provided, that (a) for the quarter ending December 31, 2004 Fixed Charge Coverage Ratio for the previous three (3) months shall be measured; (b) for the quarter ending March 31, 2005 Fixed Charge Coverage Ratio for the previous six (6) months shall be measured and (c) for the quarter ending June 30, 2005 Fixed Charge Coverage Ratio for the previous nine (9) months shall be measured.”

1.02.       Schedule 7.01(o)(i) to the Purchase Agreement shall be replaced with Schedule 7.01(o)(i) attached as Exhibit A hereto.

1.03.       Schedule 7.01(o)(ii) to the Purchase Agreement shall be replaced with Schedule 7.01(o)(ii) attached as Exhibit B hereto.

1.04.       Section 7.02(m) of the Purchase Agreement shall be amended such that it shall read in its entirety as follows:

“(m)        Capital Expenditures.  Make, or permit any Subsidiary to make, Capital Expenditures during any fiscal quarter of the Company which, when added to the Capital Expenditures for the Company and its Subsidiaries for the previous nine (9) months, exceed the amount set forth next to the corresponding quarter set forth on Schedule 7.02(m) ; provided, that (a) for the quarter ending December 31, 2004 Capital Expenditures for the previous three (3) months shall be measured; (b) for the quarter ending March 31, 2005 Capital Expenditures for the previous six (6) months shall be measured and (c) for the quarter ending June 30, 2005 Capital Expenditures for the previous nine (9) months shall be measured.”

1.05.       Schedule 7.02(m) to the Purchase Agreement shall be replaced with Schedule 7.02(m) attached as Exhibit C hereto.

2.             INTENTIONALLY OMITTED.

3.             Miscellaneous.

3.01.       Effect.  Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

3.02.       Waiver.  This Amendment No. 3 is effective only in the specific instance and for the specific purpose for which it is executed and shall not be considered a waiver or agreement to amend as to any provision of the Purchase Agreement in the future.

3.03.       Defined Terms.  All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Purchase Agreement unless the context clearly indicates or dictates a contrary meaning.

3.04.       Costs, Expenses, Taxes.  The Company agrees to pay a restructuring fee of $50,000 to Capital Resource Management, Inc. and all costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Amendment No. 3 and other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of the Purchaser and the fees of Testa, Hurwitz & Thibeault, LLP, special counsel for the Purchaser, with respect thereto.

3.05.       Governing Law.  This Amendment No. 3 shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

3.06.       Seal.  This Amendment No. 3 is executed as an instrument under seal.

3.07.       Counterparts.  This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment No. 3 by signing any of such counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.

SOFTBRANDS, INC.

By:	/s/ David G. Latzke
Name (Printed): David G. Latzke
Title: Senior Vice President, Chief Financial Officer

SOFTBRANDS MANUFACTURING, INC.

By:	/s/ David G. Latzke
Name (Printed): David G. Latzke
Title: Chief Financial Officer

SOFTBRANDS INTERNATIONAL, INC.

By:	/s/ David G. Latzke

Name (Printed):David G. Latzke

Title: Chief Financial Officer

SOFTBRANDS LICENSING, INC.

By:	/s/ David G. Latzke
Name (Printed):David G. Latzke
Title: Chief Financial Officer

SOFTBRANDS EUROPE LIMITED

By:	/s/ David G. Latzke
Name (Printed): David G. Latzke
Title: Director

PURCHASERS:

CAPITAL RESOURCE PARTNERS IV, L.P.

By:	CRP Partners IV, LLC
Its General Partner

By:

/s/ Robert Ammerman

Name:
Title: Managing Member

Exhibit A

SCHEDULE 7.01(o)(i)

Minimum EBITDA

Fiscal Quarter Ended	Minimum EBITDA

December 31, 2004	$1,400,000
March 31, 2005	$3,100,000
June 30, 2005	$5,100,000
September 30, 2005	$7,200,000
December 31, 2005	$8,000,000
March 31, 2006	$8,600,000
June 30, 2006	$9,800,000
September 30, 2006	$10,800,000
December 31, 2006	$11,200,000
March 31, 2007	$11,500,000
June 30, 2007	$12,000,000
September 30, 2007	$12,500,000
December 31, 2007	$13,300,000
March 31, 2008	$14,000,000
June 30, 2008	$15,000,000
September 30, 2008	$16,000,000
December 31, 2008	$16,000,000

Exhibit B

SCHEDULE 7.01(o)(ii)

Fixed Charge Coverage Ratio

Fiscal Quarter Ended	Fixed Charge Coverage Ratio

December 31, 2004	0.30
March 31, 2005	0.45
June 30, 2005	0.60
September 30, 2005	0.75
December 31, 2005	0.75
March 31, 2006	0.75
June 30, 2006	0.80
September 30, 2006	1.00
December 31, 2006	0.75
March 31, 2007	0.75
June 30, 2007	0.75
September 30, 2007	0.75
December 31, 2007	1.00
March 31, 2008	1.00
June 30, 2008	1.00
September 30, 2008	1.00
December 31, 2008	1.00

Exhibit C

SCHEDULE 7.02(m)

Capital Expenditures

Fiscal Quarter Ended	Capital Expenditures

December 31, 2004	$400,000
March 31, 2005	$800,000
June 30, 2005	$1,200,000
September 30, 2005	$1,600,000
December 31, 2005	$1,700,000
March 31, 2006	$1,800,000
June 30, 2006	$1,900,000
September 30, 2006	$2,000,000
December 31, 2006	$2,000,000
March 31, 2007	$2,000,000
June 30, 2007	$2,000,000
September 30, 2007	$2,000,000
December 31, 2007	$2,100,000
March 31, 2008	$2,300,000
June 30, 2008	$2,400,000
September 30, 2008	$2,500,000
December 31, 2008	$2,500,000